SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                ALYN CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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


                               ALYN CORPORATION
                              16761 HALE AVENUE
                           IRVINE, CALIFORNIA 92606

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON DECEMBER 16, 1999

TO OUR STOCKHOLDERS:

Please take notice that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Alyn Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, December 16, 1999, at the Company's corporate offices located at 16761 Hale Avenue, Irvine, CA 92606, for the following purposes:

     1. To elect six directors to hold office until the 2000 Annual Meeting of Stockholders (or until their successors are elected and qualified);

     2.   Approval of 1999 Stock Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on the record date, October 29, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                    By Order of the Board of Directors

                                    /S/ RICHARD L. LITTLE
                                    -----------------------------------
                                    November 16, 1999 Richard L. Little
                                    Secretary






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 YOUR VOTE IS IMPORTANT.  PLEASE  COMPLETE,  DATE, SIGN AND PROMPTLY RETURN THE
 ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.
--------------------------------------------------------------------------------

                               ALYN CORPORATION
                              16761 HALE AVENUE
                           IRVINE, CALIFORNIA 92606

                               PROXY STATEMENT
                                   FOR THE
              1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              DECEMBER 16, 1999


                             GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Alyn Corporation, a Delaware corporation ("Alyn" or the "Company"), for use at the 1999 Annual Meeting of Stockholders scheduled to be held on Thursday, December 16, 1999, at 10:00 a.m., local time, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's corporate offices located at 16761 Hale Avenue, Irvine, CA 92606. A form of proxy for use at the Annual Meeting and a return envelope for the proxy are also enclosed.

Purpose of the Annual Meeting. It is proposed that at the Annual Meeting: (i) six members be elected to the Board of Directors for terms expiring at the 2000 Annual Meeting of Stockholders (or until their successors are elected and qualified); (ii) the 1999 Stock Incentive Plan be approved; and (iii) transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Company is not aware at this time of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

Solicitation and Voting of Proxies; Revocation. Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. The Board of Directors urges stockholders to complete, date, sign and return their proxies promptly whether or not they plan to attend the Annual Meeting. All duly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated thereon. In the absence of such instructions, duly executed proxies will be voted "FOR" the election of the director nominees listed below and "FOR" the approval of the other proposals set forth in the Notice of Annual Meeting of Stockholders of the Company.

The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing a revocation with the Secretary of the Company, executing a proxy bearing a later date or by attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish either to withhold authority to vote for the nominees for director or abstain on the other matters presented for a vote of stockholders.

The solicitation will be by mail, and may also be made personally or by telephone by directors, officers and employees of the Company, for which they will receive no compensation other than their regular compensation as directors, officers or employees, if any. All the expenses of the solicitation will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities, and the Company will reimburse such brokerage houses and others for their reasonable expenses in so doing. This Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning approximately November 16, 1999.


Record Date; Voting Rights. Stockholders of record at the close of business on October 29, 1999 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 12,122,403 shares of Alyn common stock, $0.001 par value per share. Holders of common stock are entitled to one vote for each share of common stock registered in their name. As of the Record Date, there were also outstanding an aggregate of 75,000 shares of Convertible Preferred Stock that, in accordance with their terms, vote together with the common stock as a single class with respect to matters such as those that will be voted upon at the Annual Meeting. The holders of those shares of Convertible Preferred Stock are entitled to one vote for each share of common stock into which the shares of Convertible Preferred Stock are convertible as of the Record Date. Accordingly, as of the Record Date, there are outstanding voting securities (common stock and Convertible Preferred Stock) that represent a total of 14,622,403 votes ("Voting Securities"). The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of the Voting Securities outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting. Matters to be voted upon at the Annual Meeting require the affirmative vote of a majority in voting power of the Voting Securities that are present in person or by proxy voting as a single class.

In accordance with applicable Securities and Exchange Commission ("SEC") rules, designated blank spaces are provided on the form of proxy for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for director. Under the rules of the principal stock exchanges, when brokers have not received instructions from their customers, brokers holding shares in street name have the authority to vote the shares on some matters, but not others. Such missing votes are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since the Company's Certificate of Incorporation requires the affirmative vote of a majority of shares present, in person or by proxy, an abstention on the Company's proposal to ratify the selection of its auditors will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors or the Company's other proposals.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

Information concerning the nominees for election to the Company's Board of Directors is set forth below. Each nominee for election to the Board of Directors named below has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2000 Annual Meeting of Stockholders (or until such person's successor is elected and qualified). The persons identified as proxies on the enclosed form of proxy intend to vote each properly executed proxy "FOR" the election of the listed nominees for the ensuing terms or until their successors are elected and qualified, unless indicated otherwise in a properly executed form of proxy. If any of the named nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for a substitute or substitutes unless the Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee for director named below unavailable.

Messrs. van Roon, Burr, Carden, Edelson, Edwards, Hesburgh and Markbreiter are currently serving on the Company's Board of Directors. Mr. van Roon was appointed as a Director on April 14, 1999. Messrs. Burr and Edwards were appointed as Directors on October 21, 1999. Mr. Burr was also elected Chairman of the Board on October 21, 1999. Mr. Hesburgh is currently a Director, but is not being nominated for reelection.

The following information with respect to each nominee has been furnished to the Company by such nominee. The ages of the nominees are as of October 29, 1999.

ARNE VAN ROON, 55, has been President, Chief Executive Officer and a Director since April 15, 1999. Mr. van Roon is Chairman of the Company's Executive Committee and a member of the Compensation Committee. From 1984 to 1999, he was founder and President of Van Roon Partners, Ltd., a firm specializing in the development and implementation of growth strategies for emerging companies with new technologies. From 1971 to 1984 he was with Philips Electronics, a Netherlands-based global electronics company, in a variety of senior positions in finance, marketing and executive management in Holland, Germany, Italy, East Africa and the Middle East. Mr. van Roon has a degree from Erasmus University in Rotterdam, The Netherlands.

ROBERT L. BURR, 48, has been a Director of the Company and its Chairman of the Board since October 21, 1999. He is also Chairman of the Company's Compensation Committee and a member of the Executive Committee. Since 1995, Mr. Burr has been a Director of Fleming Asset Management, a part of Robert Fleming Holdings Limited, a global asset management and merchant banking firm. From 1992 to 1995, Mr. Burr managed Kidder, Peabody & Company's Private Equity Group. Prior to joining Kidder, Peabody, he was an investor for over ten years; the majority of this time he spent at Morgan Stanley as the Managing General Partner of Morgan Stanley Ventures and also as a General Partner of Morgan Stanley Venture Capital Fund I. Prior to becoming an investor, Mr. Burr was a corporate lending officer with Citibank, N.A. Mr. Burr received an MBA from Columbia University and a BA from Stanford. Mr. Burr currently serves on the board of directors of Global Pharmaceutical Corporation and Hudson Technologies, Inc.

ROBIN A. CARDEN, 42, is the founder of the Company and has been a Director since the Company's formation in 1990. Mr. Carden is a member of the Company's Executive Committee. From the Company's formation until April 1998, he was President and Chief Executive Officer. Prior to 1990, Mr. Carden was employed by Ceradyne Inc., a company engaged in the development and production of advanced ceramics products, as Senior Sales Engineer, and was engaged in developing civilian applications for advanced ceramics products originally developed for military use. Mr. Carden graduated from Long Beach State University with a Bachelor of Science degree. A number of United States patents have been issued to Mr. Carden.

HARRY EDELSON, 62, has been a Director of the Company since May 1996. Mr. Edelson is a member of the Company's Audit Committee. Since 1984, Mr. Edelson has been the Managing Partner of Edelson Technology Partners, a series of four venture capital funds with ten large corporations as the limited partners. The focus of the funds is to provide the corporate partners with access to high technology products and services. One of the funds, Edelson Technology Partners III, is a principal stockholder of the Company. Edelson Technology Partners, through its related funds, has invested in approximately 80 companies involved in a wide range of technologies, including telecommunications, computers, semiconductors, specialty chemicals, environmental and publishing. Prior to founding Edelson Technology Partners, Mr. Edelson was a transmission engineer at AT&T, a senior computer engineer for UNISYS and a technology analyst for three leading investment banking firms, Merrill Lynch, Drexel Burnham Lambert and First Boston. Mr. Edelson has a Bachelor of Science degree in Physics from Brooklyn College and a Masters of Business Administration from New York University.

DAVID J. EDWARDS, 34, has been a Director of the Company since October 21, 1999 and is Chairman of the Audit Committee. Since 1994, Mr. Edwards has been a Vice President at Fleming Asset Management, part of Robert Fleming Holdings Limited, a global asset management and merchant banking firm. Prior to joining Fleming Asset Management, Mr. Edwards was an Associate with Booz Allen & Hamilton, a strategic management consulting company based in New York. From 1987 to 1990, Mr. Edwards was a Process Engineer with Exxon Chemical Corporation. Mr. Edwards received an MBA from Harvard Business School and a Masters in Engineering from Cambridge University. Mr. Edwards currently serves on the board of directors of Global Pharmaceutical Corporation.

MICHAEL MARKBREITER, 37, has been a Director of the Company since May 1996. Mr. Markbreiter is a member of the Company's Executive, Audit and Compensation Committees. Currently, Mr. Markbreiter is engaged in management consulting and investing. From 1995 to 1999, Mr. Markbreiter was a portfolio manager for private equity investments for Kingdon Capital Management Corp., a manager of investment funds. In April 1994, he co-founded Ram Investment Corp., a venture capital company. From March 1993 to January 1994, he served as a portfolio manager for Kingdon Capital Management Corp. Prior to February 1993, he worked as an analyst at Alliance Capital Management Corp. Since December 1997, Mr. Markbreiter has been a Director of Global Pharmaceutical Corporation, a publicly traded generic pharmaceutical manufacturing company. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering.

   UNLESS INDIVIDUAL STOCKHOLDERS INDICATE OTHERWISE, EACH RETURNED PROXY WILL
          BE VOTED "FOR" THE ELECTION TO THE BOARD OF DIRECTORS
                   OF EACH OF THE SIX NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

During 1998, the Board of Directors held five meetings. Messrs. Udi Toledano and Walter Menetrey, who are no longer Directors, were each unable to attend one meeting. All other members of the Board of Directors attended all meetings. The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

The Executive Committee has all the powers of the Company's full Board of Directors, except that it is not authorized to amend the Company's Certificate of Incorporation, declare any dividends or issue shares of capital stock of the Company. The Executive Committee held no separate meetings in 1998. All issues relevant to the Executive Committee were addressed by the full Board of Directors. The Executive Committee currently consists of Messrs. van Roon (Chairman), Burr, Carden, Hesburgh and Markbreiter. Following the Annual Meeting, if all nominees for Director are elected, the Executive Committee is expected to consist of Messrs. van Roon, Burr, Carden and Markbreiter. At December 31, 1998, the Executive Committee consisted of Messrs. Price (Chairman), Carden, Hesburgh and Markbreiter.

The Audit Committee was established in June 1996. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, review the scope of the annual audit and other services the independent auditors are asked to perform, review the report on the Company's financial statements following the audit, review the accounting and financial policies of the Company and review management's procedures and policies with respect to the Company's internal controls. The Audit Committee currently consists of Messrs. Edwards (Chairman), Edelson, Hesburgh and Markbreiter. The Audit Committee held two separate meetings in 1998. Following the Annual Meeting, if all nominees for Director are elected, the Audit Committee is expected to consist of Messrs. Edwards, Edelson and Markbreiter. At December 31, 1998, the Audit Committee consisted of Messrs. Edelson (Chairman), Hesburgh and Markbreiter.

The Compensation Committee held one separate meeting in 1998. All of its functions are discussed in the Report on Executive Compensation which starts on page 13. The Compensation Committee currently consists of Messrs. Burr (Chairman), van Roon, Hesburgh and Markbreiter. Following the Annual Meeting, if all nominees for Director are elected, the Compensation Committee is expected to consist of Messrs. Burr, van Roon and Markbreiter. At December 31, 1998, the Compensation Committee consisted of Messrs. Markbreiter (Chairman), Price and Hesburgh.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Burr, van Roon, Hesburgh and Markbreiter. Mr. van Roon has been President and Chief Executive Officer of the Company since April 1999. Mr. Burr has been Chairman of the Board of the Company since October 21, 1999, succeeding Mr. Hesburgh, who was Chairman of the Board from April 1999 to October 1999.

DIRECTOR COMPENSATION

Members of the Board of Directors of the Company presently receive no annual remuneration for acting in that capacity. During the period James L. Hesburgh was Chairman of the Board and an employee of the Company (April to October
1999), he received annualized compensation of $72,000. The Company's non-employee Directors are compensated at the rate of $1,500 (plus reasonable expenses) for each attended meeting of the Board of Directors and $500 for each telephonic meeting in which each participates. Non-employee Directors are also eligible for the grant of options under the 1996 Stock Incentive Plan (the "1996 Plan") that provides for each non-employee Director (currently, Messrs. Burr, Edelson, Edwards, Hesburgh and Markbreiter) to receive an initial grant of options to purchase 5,000 shares of common stock and an annual grant of options, to be granted as of the date of the Annual Meeting of Stockholders, to purchase 10,000 shares of common stock. Following approval by the Company's stockholders of the 1999 Stock Incentive Plan, all such future grants will be under the 1999 Stock Incentive Plan.

                         PROPOSAL 2 - APPROVAL OF THE
                          1999 STOCK INCENTIVE PLAN

The Company's stockholders are being asked to approve the Company's new 1999 Stock Incentive Plan (the "1999 Plan") under which 1,500,000 shares of the Company's common stock have been reserved for issuance. The Board of Directors adopted the 1999 Plan on April 15, 1999, subject to stockholder approval at the 1999 Annual Meeting. The 1999 Plan is intended to serve as a comprehensive equity incentive program for the Company's officers, employees and non-employee Board members which will encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

The following is a summary of the principal features of the 1999 Plan. This summary does not, however, purport to be a complete description of all the provisions of the 1999 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal executive offices in Irvine, California.

EQUITY INCENTIVE PROGRAMS

The 1999 Plan consists of three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of each program are described below. The Compensation Committee of the Board will administer the Discretionary Option Grant and Stock Issuance Programs with respect to all officers and Directors of the Company subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, those programs may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the entire Board itself. Each entity, whether the Compensation Committee, the Secondary Committee or the Board, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 1999 Plan, and each Plan Administrator will have complete discretion
(subject to the  provisions  of the 1999 Plan) to  authorize  option  grants and direct stock issuances under the 1999 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

1,500,000 shares of common stock have been reserved for issuance over the ten-year term of the 1999 Plan. Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent issuance under the 1999 Plan. In addition, any unvested shares issued under the 1999 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share pursuant to the Company's repurchase rights under the 1999 Plan will be added back to the number of shares of common stock reserved for issuance under the 1999 Plan and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances made under the 1999 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1999 Plan will not be available for subsequent issuance.

In no event may any individual be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 750,000 shares in total per calendar year under the 1999 Plan. Stockholder approval of this Proposal will also constitute approval of such limitation for purposes of Internal Revenue Code Section 162(m).

The Company also maintains the 1996 Plan under which 1,000,000 shares of common stock have been reserved for issuance. The provisions governing the discretionary and automatic option grants under the 1996 Plan are substantially similar to the provisions which will be in effect for the Discretionary Option Grant and Automatic Option Grant Programs of the 1999 Plan. As of October 18, 1999, options for 655,800 shares were outstanding under the 1996 Plan and options for 344,200 shares remained available for future issuance. No options have been exercised under the 1996 Plan. Upon stockholder approval of this Proposal, the automatic grant program in effect for non-employee Board members under the 1996 Plan will terminate, and no further option grants will be made to the non-employee Board members under that program. All automatic option grants to the non-employee Board members on or after the date of the 1999 Annual Meeting will be made solely and exclusively in accordance with the provisions of the Automatic Option Grant Program of the 1999 Plan.

CHANGES IN CAPITALIZATION

If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1999 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the 1999 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the 1999 Plan.

ELIGIBILITY

Employees, non-employee Board members, and independent consultants and advisors to the Company and its subsidiaries (if any are subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

As of October 30, 1999, two (2) executive officers, five (5) non-employee Board members and fifty-three (53) other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and five (5) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

The fair market value per share of common stock on any relevant date under the 1999 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On November 9, 1999, the closing selling price of the Company's common stock was $2.813 per share.


                      DISCRETIONARY OPTION GRANT PROGRAM

GRANTS

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of the granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which the option is to remain outstanding.

PRICE AND EXERCISABILITY

The exercise price per share for options granted under the Discretionary Option Grant Program may not be less than one hundred percent (100%) of the fair market value per share of common stock on the grant date. No option will have a term in excess of ten (10) years, and each option will generally become exercisable in one or more installments over the optionee's period of service with the Company. However, one or more options may be granted which are immediately exercisable for all the option shares, but any shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of service with the Company prior to vesting in those shares. The Plan Administrator may at any time cancel the Company's outstanding repurchase rights with respect to any such unvested shares and thereby accelerate the vesting of those shares.

The exercise price may be paid in cash or in shares of the common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. The optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding option, and that option will, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the optionee's death while holding such option.

TERMINATION OF SERVICE

Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

STOCK APPRECIATION RIGHTS

The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

      Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock (valued for this purpose at the market price of the common stock on the date of issuance).

      Limited stock appreciation rights may be provided to one or more Section 16 Insiders as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer, if such tender offer was made, for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

                            STOCK ISSUANCE PROGRAM

Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1999 Plan.


                        AUTOMATIC OPTION GRANT PROGRAM

TERMS

Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program. Accordingly, stockholder approval of this Proposal will also constitute approval of each option granted on or after the date of the 1999 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

      1. Each individual who first becomes a non-employee Board member on or after the date of the 1999 Annual Meeting, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase five thousand (5,000) shares of common stock, provided such individual has not previously been in the Company's employ.

      2. On the date of each Annual Stockholders Meeting, beginning with the 1999 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, so long as that individual is standing for initial election or re-election at that particular annual meeting, will automatically be granted a non-statutory option to purchase ten thousand (10,000) shares of common stock. There will be no limit on the number of such ten thousand (10,000)-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more of those annual grants. Should a non-employee Board member's appointment to the Board occur other than at an Annual Stockholders Meeting, then at the time of the appointment, the individual will be granted a number of shares subject to the option reduced through a pro-ration based on the number of months that have elapsed between the date of the Annual Stockholders Meeting immediately prior to the individual's election or appointment to the Board and the date of that election or appointment. For example, an individual who is appointed as a non-employee Board member three (3) months after the date of the 1999 Annual Meeting, will receive an automatic option grant for three-fourths of the 10,000 share annual grant, or 7,500 shares.

      3. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of common stock on the grant date. The option will have a maximum term of ten (10) years, subject to earlier termination at the end of the twelve (12) month period measured from the date of the optionee's cessation of Board service. Each option will be immediately exercisable for all of the option shares. However, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial five thousand (5,000)-share option grant will be fully-vested upon the grant of that option. One third of the shares subject to each annual ten thousand (10,000)-share option, or pro rata option relating to the annual grant, will be immediately vested at the time of the grant, and the remaining shares will vest in two successive equal annual installments upon optionee's completion of each twelve
(12)-month period of Board service over the twenty-four (24)-month period measured from the option grant date.

      4. Each automatic option will remain exercisable for a twelve (12) month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares in which the Board member is vested at the time of his or her cessation of Board service.

Any unvested shares subject to an outstanding automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

      5. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of common stock paid in connection with such tender offer over (b) the exercise price payable for such share. Stockholder approval of this Proposal will also constitute pre-approval of each option granted with such a surrender right on or after the date of the 1999 Annual Meeting and the subsequent exercise of that right in accordance with the foregoing terms.

      6. The automatic option grant may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. The optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding automatic option grants, and those options will, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the optionee's death while holding that option.

The remaining terms and conditions of each automatic option grant will generally conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

The new Automatic Option Grant Program is intended to replace the automatic option grant program currently in effect for the non-employee Board members under the 1996 Plan. However, if the stockholders do not approve this Proposal, then the automatic option grant program under the 1996 Plan will remain in full force and effect, and option grants will be made under that program to all non-employee Board members who continue to serve on the Board on or after the date of the 1999 Annual Meeting.


                              GENERAL PROVISIONS

ACCELERATION

In the  event  that the  Company  is  acquired  by merger  or asset  sale,  each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless assumed by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for the option. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options under the Discretionary Option Grant Program which are assumed or replaced in the acquisition will subsequently vest and become exercisable for all the option shares in the event the optionee's service with the Company or the acquiring entity terminates the optionee within a designated period (not to exceed eighteen months) following such acquisition. Any unvested shares held by an individual under the Stock Issuance Program will also vest in full upon such an involuntary termination of his or her service.

The Plan Administrator will have the authority to grant options under the Discretionary Option Grant Program which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more contested elections for Board membership), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period (not to exceed eighteen months) following such change in control.

The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant or Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

NEW PLAN BENEFITS

The following table lists, as of October 29, 1999, the number of shares subject to options granted under the 1999 Plan to (i) the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (ii) the various other indicated individuals and groups. None of the listed options will become exercisable unless the stockholders approve this Proposal. In the event such stockholder approval is not obtained, the options will terminate.


                          1999 STOCK INCENTIVE PLAN

                                                   OPTIONS
                                                   GRANTED
                                                 (NUMBER OF
               NAME AND POSITION                   SHARES)    EXERCISE PRICE ($)
               -----------------                   -------    ------------------

Mr. Arne van Roon,                                 750,000          $2.63
President and Chief Executive Officer

All current executive officers as a group (2       750,000           2.63
persons)

All current non-employee directors as a             50,000           2.63
group (5 persons)

All employees, including current officers who      800,000           2.63
are not executive officers, as a group (53 persons)

As of October 29, 1999, options covering 800,000 shares of common stock were outstanding under the 1999 Plan, 700,000 shares remained available for future option grant or direct issuance, and no shares have been issued pursuant to the exercise of outstanding options under the 1999 Plan.

In addition, at the 1999 Annual Meeting, each individual who will continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program to purchase 10,000 shares of common stock at an exercise price per share equal to the fair market value per share of common stock on the grant date.

AMENDMENT AND TERMINATION

The Board may amend or modify the 1999 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1999 Plan at any time, and the 1999 Plan will in all events terminate on April 14, 2009.

OPTION GRANTS

The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various other indicated persons and groups, information with respect to stock option grants effected during the period from January 1, 1998 through October 18, 1999 under the 1996 Plan.


                          OPTION TRANSACTIONS UNDER
                        THE 1996 STOCK INCENTIVE PLAN



                                                OPTIONS        WEIGHTED
                                                GRANTED        AVERAGE
                                               (NUMBER OF   EXERCISE PRICE OF
                    NAME                         SHARES)   GRANTED OPTIONS ($)
                    ----                         -------   -------------------

Executive officers:

  Mr. Steven S. Price*                          400,000         $7.63
  Mr. Richard L. Little                         100,000          3.50
  Mr. Jon A. Knartzer                           135,000          3.89



All current executive officers as a group (2
persons)                                        100,000          3.50

Non-employee directors who received automatic or discretionary grants under the 1996 Plan:

  Mr. Harry Edelson                              10,000          8.00
  Mr. James L. Hesburgh**                        10,000          5.38
  Mr. Michael Markbreiter                        10,000          8.00
  Mr. Udi Toledano***                            10,000          8.00

All current non-employee directors as a
group (5 persons)                                30,000          7.13

All employees, including current executive
officers, as a group (55 persons)               830,800          6.08


* Formerly President and Chief Executive Officer and a Director (April 1998 to April 1999)

**   Formerly Chairman of the Board (April 1999 to October 1999)

*** Formerly a Director of the Company (April 1996 to September 1998) and Chairman of the Board (February 1997 to September 1998)

FEDERAL INCOME TAX CONSEQUENCES

Options granted under the 1999 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying dispositions and disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

The tax principles applicable to direct stock issuances under the 1999 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1999 Plan with respect to such dispositions or exercises will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

Option grants or stock issuances to employees or non-employee Board members with exercise or issue prices equal to the fair market value of the shares at the time of grant or issuance will not result in any direct charge to the Company's earnings. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, in the form of pro-forma information to those financial statements, describing the impact those options would have upon the Company's reported earnings if the fair value of those options at the time of grant were treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

Should one or more optionees be granted stock appreciation rights under the 1999 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required for approval of the 1999 Plan. Should such stockholder approval not be obtained, then any stock options granted under the 1999 Plan will immediately terminate without becoming exercisable for the shares of common stock subject to those options, and no additional options will be granted under the 1999 Plan.

The 1996 Plan will remain in effect, whether or not the stockholders approve the 1999 Plan, and option grants will continue to be made under the 1996 Plan until the remaining share reserve has been issued. However, the automatic option grant program for non-employee Board members under the 1996 Plan will terminate upon stockholder approval of the 1999 Plan.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
             VOTE FOR THE APPROVAL OF THE 1999 STOCK INCENTIVE PLAN.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the number of shares of common stock beneficially owned, including shares of common stock issuable upon conversion of Convertible Preferred Stock owned, upon exchange of exchangeable debt and upon exercise of warrants, as of November 9, 1999, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the common stock, (ii) each Director and nominee for Director and (iii) the Directors and officers of the Company as a group. Unless otherwise noted, all shares and equivalents are owned directly with sole voting and dispositive powers.

                                                    Beneficial Ownership
                                                    --------------------
Name(1)                                       No. of Shares       % of Total
-------                                       -------------       ----------

Fleming US Discovery Fund III, L.P. and
   Fleming US Discovery Offshore
   Fund III, L.P.(2)                            4,391,666            24.32%
Kingdon Capital Management Corp.(3)             3,235,455            17.92%
Robin A. Carden                                 2,544,500            14.09%
Talisman Capital Opportunity Fund Ltd.(4)       1,607,465             8.90%
Capital Guardian Trust(5)                         928,200             5.14%
Harry Edelson(6)                                  637,000             3.53%
Arne van Roon(7)                                  108,000                 *
James Hesburgh(8)                                  58,333                 *
Richard Little(9)                                  40,000                 *
Michael Markbreiter(10)                            35,000                 *

All executive officers and directors of         2,832,500            15.69%
   the Company as a group (six persons)(11)

------------------
*Less than 1%.

(1) The address for each of the persons in the table below is c/o Alyn Corporation, 16761 Hale Avenue, Irvine, California 92606.

(2) Includes 2,500,000 shares of common stock that would be issuable upon conversion of 75,000 shares of Series C Convertible Preferred Stock and warrants to purchase up to 1,875,000 shares of common stock, subject to certain provisions which provide for a reduction in the number of shares of common stock for which the warrants are exercisable upon reaching certain financial performance objectives. Includes options immediately exercisable for 16,666 shares of common stock granted to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. as compensation for Robert L. Burr's and David J. Edwards', employees of Robert Fleming Inc., service on the Board of Directors of the Company.

(3) Includes shares of common stock held by M. Kingdon Offshore NV, Kingdon Associates, L.P. and Kingdon Partners, L.P. Does not include the shares of common stock underlying immediately exercisable options that appear in the table above opposite the name of Michael Markbreiter, a Director of the Company and formerly an employee of Kingdon Capital Management Corp. ("Kingdon"). Mr. Mark Kingdon is the sole shareholder, director and executive officer of Kingdon. Mr. Markbreiter serves on the Board of Directors as the representative of Kingdon.

(4) Includes 1,000,000 shares of common stock that would be issuable upon exchange of $3 million in exchangeable debt, at an assumed price of $3.00 per share, and warrants to purchase 420,000 shares of common stock.

(5) Shares held are as reported as of June 30, 1999 in such stockholder's recent 13D filing.

(6) Includes options immediately exercisable for 35,000 shares of common stock held by Mr. Edelson. Also includes 602,000 shares of common stock held by Edelson Technology Partners III, with respect to which Mr. Edelson disclaims beneficial ownership.

(7) Includes options immediately exercisable for 100,000 shares of common stock. Does not include options to purchase 650,000 shares of common stock which are not immediately exercisable.

(8) Includes options immediately exercisable for 58,333 shares of common stock.

(9) Includes options immediately exercisable for 40,000 shares of common stock. Does not include options to purchase 120,000 shares of common stock which are not immediately exercisable.

(10) Includes options immediately exercisable for 35,000 shares of common stock.

(11) Includes options immediately exercisable for 280,000 shares of common stock. Does not include (I) 4,391,666 of common stock equivalents held by Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., with respect to which Messrs. Burr and Edwards, Directors, disclaim beneficial ownership; (ii) 602,000 shares of common stock held by Edelson Technology Partners III, with respect to which Mr. Edelson, a Director, disclaims beneficial ownership and (iii) 3,235,455 shares of common stock held by Kingdon Partners, L.P., Kingdon Associates, L.P. and
      M. Kingdon Offshore NV, with respect to which Mr. Markbreiter, a Director, disclaims beneficial ownership.

                              EXECUTIVE OFFICERS

See "Proposal 1 - Election of Directors" above for information pertaining to Mr. van Roon, the Company's President and Chief Executive Officer. In addition to Mr. van Roon, Mr. Richard L. Little serves as the Company's Vice President, Finance and Administration and Chief Financial Officer and is the Secretary of the Corporation.

RICHARD L. LITTLE, 55, has been the Vice President, Finance and Administration and Chief Financial Officer of the Company since May 1997 and Secretary since September 1998. Mr. Little was Executive Vice President of d'essence Designer Fragrances, a marketer of fine perfumes and related products from 1995 to 1997 and President of d'essence International from 1996 to 1997. From 1994 to 1995, he was Chief Operating Officer and Chief Financial Officer of Graphix Zone, a publicly traded producer of CD-ROMS. In 1989, Mr. Little co-founded Bainbridge International Holdings, a merchant bank specializing in acquiring middle market companies. From 1986 to 1989, Mr. Little was Chief Financial Officer, Vice President Finance, Treasurer and Secretary of Teradata Corporation, a publicly traded manufacturer and marketer of supercomputers for managing very large data bases. Prior to joining Teradata, Mr. Little was Chief Financial Officer of Quotron Systems, a publicly traded provider of on-line financial information services. Mr. Little has a Bachelor of Science degree in Engineering and a Masters of Business Administration in Finance from the University of California, Los Angeles. He is also a CPA.

Executive officers of the Company serve at the discretion of the Board. There are no family relationships between or among any of the Company's directors or executive officers.

AGREEMENTS WITH KEY EXECUTIVES

In April 1999, the Company entered into an agreement with Arne van Roon, the Company's newly appointed President and Chief Executive Officer. The agreement provided that Mr. van Roon shall be paid annual base compensation of $164,320. In June 1999, the Board adjusted Mr. van Roon's annual base compensation to $175,000. The agreement also provides that Mr. van Roon shall be granted options to purchase 750,000 shares of the Company's common stock to vest on April 15, 2004, subject to the following acceleration provisions: (i) 100,000 to be vested on December 31, 1999; (ii) 100,000 to vest on December 31, 2000 if the Company's common stock price is at or above $4.00 per share on that date; and (iii) 50,000 to vest for every whole dollar per share that the Company's common stock price at December 31, 2000 is above $4 per share up to a maximum of $15 per share. On February 18, 1999 Mr. van Roon was granted warrants to purchase up to 50,000 shares of the Company's common stock, subject to vesting based upon the Company's European sales exceeding certain minimum requirements for 1999.

In April 1999, the Company entered into an agreement with James L. Hesburgh, the Company's then newly elected Chairman of the Board, to provide additional assistance to the Company. The agreement provided that Mr. Hesburgh's annualized compensation would be $72,000. The agreement also provided that Mr. Hesburgh would be granted options to purchase 100,000 shares of the Company's common stock which would vest on December 31, 1999, if such period of additional assistance was still in effect as of that date. On October 21, 1999, Mr. Hesburgh's period of additional assistance terminated and he ceased to be Chairman of the Board; however, he continues to remain as a Director. On November 5, 1999, the terms of the vesting schedule for Mr. Hesburgh's options for such additional assistance were amended to provide, in part, for full vesting of options to purchase 50,000 shares of common stock, with the remaining 50,000 options cancelled and returned to the option pool available to grant.

In April 1998, the Company entered into a two-year employment agreement with Steven S. Price, the Company's former President and Chief Executive Officer. Subject to the termination provisions provided therein, the term of Mr. Price's employment agreement was to be automatically renewed for a one-year term after the expiration of the initial two-year term. The employment agreement provided that Mr. Price's annual base salary was to be $200,000 during the initial year and not less than $200,000, as determined by the Compensation Committee, during the second year of the initial two-year term. In addition to his base salary during the initial two-year term, Mr. Price was entitled to an annual bonus of up to one hundred percent (100%) of his base salary, subject to a $100,000 minimum guarantee. He was also to receive a Company paid personal term life insurance policy in an amount of not less than $1 million, reimbursement of certain relocation costs and a customary benefits package. The employment agreement provided that Mr. Price be granted options to purchase 400,000 shares of the Company's common stock, to be vested in the following amounts and at the times indicated: (I) 80,000 shares on the date of execution of his employment agreement; (ii) 80,000 shares on the last day of the first year of employment; and (iii) 40,000 shares upon completion of each succeeding six month period of employment for a period of three years. Under the termination provisions of Mr. Price's employment agreement, if he was not terminated for cause, he may not be terminated during the first year of his employment. If terminated during the second year of his employment other than for cause, he would be entitled to continuation of salary and benefits, plus the minimum guaranteed bonus, paid monthly, up to a period of one (1) year. The employment agreement prohibits Mr. Price from (i) competing with the Company for a period of two years following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner.

Effective April 15, 1999, Mr. Price was no longer President and Chief Executive Officer of the Company. On October 15, 1999, after paying six months of severance, the Company's severance obligations under the employment agreement were completed, due to Mr. Price's employment by another company.

In May 1996, the Company entered into a three-year employment agreement with Robin A. Carden, then the Company's President and Chief Executive Officer. On April 20, 1998, Mr. Carden was replaced by Mr. Price as President and Chief Executive Officer. Subject to the provisions for termination provided in his May 1996 agreement, the term of Mr. Carden's employment agreement shall automatically be renewed for a one-year term after the expiration of the initial three-year term, and for successive one-year terms thereafter for a maximum of 10 years. The employment agreement provides that Mr. Carden's annual base salary shall be determined by the Board of Directors, but in no event shall such annual salary be less than $150,000, which amount shall be increased annually in an amount equal to at least the annual Consumer Price Index. In addition to his base salary, Mr. Carden is entitled to bonus consideration and a customary benefits package. The employment agreement prohibits Mr. Carden from (i) competing with the Company for a period of two years following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner.

In May 1997, Richard L. Little entered into a one-year employment agreement with the Company for the position of Vice President, Finance and Administration and Chief Financial Officer. Subject to the termination provisions provided therein, Mr. Little's employment agreement was to automatically be renewed for a one-year term after the expiration of the initial term, and for successive one-year terms thereafter. Mr. Little's agreement was renewed for its first one-year extension. His employment agreement provides for an annual base salary to be determined by the Compensation Committee of the Board of Directors, but in no event shall such annual salary be less than $135,000. In addition to an annual base salary, Mr. Little's employment agreement provides for a minimum annual bonus of $20,000 and a customary benefits package. The employment agreement prohibits Mr. Little from
(i) competing with the Company for a period of two years following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. In May 1998, Mr. Little and other senior management of the Company were given notice of the Company's intent to allow certain existing employment agreements to expire at their next anniversary date and that such employees would become "at will" employees as defined by California labor law. Mr. Little's employment agreement expired on May 19, 1999.

                            EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and the other executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during such period.

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                NUMBER OF
                                       -------------------                SECURITIES
NAME AND PRINCIPAL                                       OTHER ANNUAL     UNDERLYING       ALL OTHER
POSITION                   YEAR    SALARY    BONUS(2)    COMPENSATION       OPTIONS     COMPENSATION(1)
--------                   ----    ------    --------    ------------       -------     ---------------
    Steven S. Price        1998   $170,830    $41,670         --            400,000         $  5,950
    Formerly President     1997      --         --            --              --               --
    and Chief              1996      --         --            --              --               --
    Executive Officer

    Robin A. Carden        1998   $162,521      --            --              --            $  7,200
    Founder, Formerly      1997    156,667      --            --              --               6,900
    President and Chief    1996    100,000    $28,500         --              --             310,895
    Executive Officer

    Walter R. Menetrey     1998   $148,408      --            --              --               --
    Formerly Executive     1997    117,708      --            --             50,000            --
    Vice President and     1996     65,000    $27,500         --              --               --
    Chief Operating
    Officer

    Richard L. Little      1998   $135,000    $50,000         --              --            $  2,400
    Vice President,        1997     84,375     20,000         --             60,000            1,500
    Finance and            1996      --         --            --              --               --
    Administration
    and Chief Financial
    Officer

    Jon A. Knartzer        1998   $ 50,833      --            --             35,000         $    800
    Formerly Vice          1997      --         --            --              --               --
    President of           1996      --         --            --              --               --
    Operations

-----------------
(1) For 1998, represents car allowances for Mr. Price of $5,950, Mr. Carden $7,200, Mr. Knartzer $800 and Mr. Little of $2,400. For 1997, represents car allowances for Mr. Carden of $6,900 and Mr. Little of $1,500. For 1996, represents Mr. Carden's $4,800 car allowance, $283,100 in deferred compensation and $22,995 interest on his loan to the Company.

(2) In 1998, Mr. Little received a $50,000 bonus that was paid in 1999. In 1997 Mr. Little received a $20,000 bonus that was paid in 1998.

STOCK OPTION GRANTS AND EXERCISE

The following table sets forth information regarding stock options granted to each Named Executive Officer during fiscal year 1998 pursuant to the Company's 1996 Stock Option Plan.

                                 % OF TOTAL
                                    AWARDS
                                  GRANTED TO   EXERCISE               GRANT DATE
                     OPTIONS      EMPLOYEES    OR BASE                 PRESENT
                     GRANTED(1)   IN FISCAL    PRICE(3)   EXPIRATION   VALUE(4)
          NAME          (#)        YEAR(2)       ($/SH)      DATE       ($/SH)
          ----          ---        -------       ------      ----       ------

Steven S. Price       400,000       73.5%         7.62     04/09/08     $4.02
Jon A. Knartzer        35,000        6.4%         5.00     11/02/08     $4.02


-----------------
(1) Options granted to Mr. Price were granted subject to certain vesting provisions as described above. Options granted to Mr. Knartzer were exercisable in a series of four (4) equal and successive annual installments over the optionee's period of service with the Company, measured from the grant date, with the first installment exercisable one year from the grant date. Of the options included in the table above, only 160,000 for Mr. Price remain issued and outstanding. The remaining 275,000 have been cancelled. Each option must be exercised within 10 years of the grant date, subject to earlier termination in the event of the optionee's termination of employment with the Company. An incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the grant date. For incentive stock options granted to a Ten Percent Stockholder, the exercise price shall not be less than 110% of the Fair Value per share of common stock.

(2) A total of 544,000 options were granted for the fiscal year ended December 31, 1998. At December 31, 1998, 928,500 options were outstanding. Of these, 319,000 options were exercisable. At December 31, 1998 there were 71,500 shares of common stock reserved under the plan for future stock option grants. A total of 260,500 options were granted for the fiscal year ended December 31, 1997. At December 31, 1997, 524,500 shares were outstanding. Of these, 138,894 options were exercisable. At December 31, 1997 there were 475,500 shares of common stock reserved under the plan for future stock option grants. In October 1996, the Company granted options for the purchase of 383,000 shares of common stock at the initial public offering price, all of which were outstanding at December 31, 1996. Of the options outstanding at December 31, 1996, 25,000 options were exercisable.

(3) The exercise price for each option granted under the 1996 Stock Option Plan shall not be less than 100% of the fair market value (the "Fair Value") per share of common stock on the date such option is granted. The exercise price may be paid in cash (by check), by transferring shares of common stock owned by the option holder and having a Fair Value on the date of surrender equal to the aggregate exercise price of the option or, solely with respect to options other than those granted to non-employee Directors, by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon the terms and conditions as the Compensation Committee shall determine. Upon the exercise of any option, the Company is required to comply with all applicable withholding tax requirements.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions for 1998: risk-free rate of return of 5.50%, no dividend yield, expected life of 5 years, and historical volatility of 56.31%.

OPTION EXERCISES AND HOLDINGS AS OF DECEMBER 31, 1998

No stock options were exercised in fiscal year 1998 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1998, the number of unexercised options held by each Named Executive Officer and the value thereof based on the closing price of the common stock of $4.25 on December 31, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                         Value of Unexercised
                         Number of Unexercised          In-the-Money Options at
                           Options at FY-End                 FY-End ($)(1)
Name                   Exercisable/Unexercisable       Exercisable/Unexercisable
----                   -------------------------       -------------------------

Steven S. Price             80,000/320,000
Robin A. Carden                   NA                              NA
Walter R. Menetrey           33,300/16,700                        0/0
Richard L. Little            20,000/40,000                        0/0
Jon A. Knartzer                0/35,000                           0/0

------------------
(1)  Represents  (i) the  number of shares of common  stock  underlying  options
     (including options the exercise price of which was more than the market value of the underlying securities) multiplied by (ii) the closing price at December 31, 1998 of $4.25 minus the exercise price.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ANDROMEDA ENTERPRISES, INC.

Andromeda Enterprises, Inc., a Delaware corporation ("Andromeda"), received $50,000 from the Company in 1998 for sales, marketing and consulting services performed by Andromeda on behalf of the Company. Mr. Udi Toledano, formerly a Director, principal stockholder and Chairman of the Board of the Company, is, and was at all relevant times, the President of Andromeda.


                      REPORT ON EXECUTIVE COMPENSATION(1)

INTRODUCTION

Four of Alyn's Directors, Messrs. Burr (Chairman), van Roon, Hesburgh and Markbreiter, currently constitute the Compensation Committee, which, among other things, is responsible for (1) reviewing and approving salaries, benefits and bonuses for all executive officers of the Company; (2) reviewing and approving stock option grants to employees of the Company; and (3) reviewing and recommending to the Board of Directors matters relating to employee compensation and employee benefit plans. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 1998 fiscal year.

This report sets out the Company's executive compensation philosophy and objectives, describes the components of its executive compensation program and describes the bases on which 1998 executive compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table preceding this report.


------------------
(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the SEC, neither the "Report on Executive Compensation" nor the material under the caption "Performance Measurement Comparison" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     o    The Company must offer competitive  salaries to be able to attract and
          retain   highly-qualified   and   experienced   executives  and  other
          management personnel;

     o Executive cash compensation in excess of base salaries should be tied to Company and individual performance; and

     o The financial interests of the Company's executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and incentive compensation.

COMPENSATION PROGRAM COMPONENTS

Consistent with the Company's executive compensation objectives, compensation for its senior executives consists of three elements: an annual base salary, annual incentive compensation and long-term incentive compensation.

Annual Base Salary. The Compensation Committee annually reviews each executive's base salary. Salary levels are generally targeted at and correspond to the median of the range of compensation paid by similarly situated companies. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are competitive within a range that the Compensation Committee considers to be reasonable and necessary to attract and retain qualified executives. Increases in base salary are primarily the result of individual performance, which includes meeting specific goals established by the Compensation Committee. The criteria used in evaluating individual performance varies depending on the executive's function, but generally include leadership inside and outside the Company; advancing the Company's interests with customers, vendors and in other business relationships; product quality and development; and advancement in skills and responsibility.

Annual Incentive Compensation. The Compensation Committee annually considers the performance of the Company and of each executive in determining the amount of cash compensation to be paid in excess of base salaries. The Compensation Committee also considers Management recommendations regarding bonus compensation for all other employees, which are also based upon Company and individual performance.

Long-Term Incentive Compensation. The 1996 Stock Incentive Plan authorizes the Compensation Committee to make grants and awards of stock options to the Company's employees. The stock options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant, have a duration of ten years, and vest over three or four years. This approach is designed to motivate management to increase stockholder value over the long-term since, the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, the Compensation Committee considers competitive practices, the duties and scope of responsibilities of each officer's position and the amount and terms of options already held by management.

Chief Executive Officer's Compensation. Mr. Price, who was appointed President and Chief Executive Officer on April 20, 1998, and served in that capacity for approximately one year, had a base annual salary of $200,000, a guaranteed minimum bonus compensation of $100,000 per year and in April 1998 received options to purchase 400,000 shares of the Company's common stock. On April 15, 1999, Mr. van Roon succeeded Mr. Price as President and Chief Executive Officer at an annual base compensation of $164,320 and received options to purchase 750,000 shares of the Company's common stock. On June 23, 1999, the Board of Directors raised Mr. van Roon's annual base compensation to $175,000.

SUMMARY

The Compensation Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value. Messrs. Burr and van Roon were not members of the Board of Directors or Compensation Committee in 1998 and, accordingly, were not involved in the matters discussed in this Report on Executive Compensation or in the preparation of this report..

                                            THE COMPENSATION COMMITTEE

                                            Robert L. Burr (Chairman)
                                            Arne van Roon
                                            James L. Hesburgh
                                            Michael Markbreiter

                       PERFORMANCE MEASUREMENT COMPARISON

The following graph provides a comparison of the cumulative total stockholder return for the period from December 31, 1996 through December 31, 1998 (assuming reinvestment of any dividends) among the Company, the NASDAQ Stock Market - U.S. Index and the Russell 2000 Index.

                 COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN
           AMONG ALYN CORPORATION, THE NASDAQ STOCK MARKET-U.S. INDEX
                AND THE RUSSELL 2000 INDEX FOR PERIOD ENDED DECEMBER 31, 1998*

* ASSUMES THAT THE VALUE OF THE INVESTMENT IN ALYN CORPORATION COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1996 AND THAT ALL DIVIDENDS WERE REINVESTED.


                 COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN


                               [GRAPHIC OMITTED]


              The foregoing graph is based upon the following data:

                                      Cumulative Total Return
                                      -----------------------

                               12/31/96       12/31/97      12/31/98
                               --------       --------      --------
ALYN CORPORATION                  100            97            39
NASDAQ STOCK MARKET -             100           124           170
  U.S. INDEX
RUSSELL 2000 INDEX                100           121           116

                                  ANNUAL REPORT

A copy of the Company's Annual Report to Stockholders is being provided to each stockholder of the Company with this Proxy Statement. Additional copies may be obtained without charge by writing to Alyn Corporation, 16761 Hale Avenue, Irvine, California 92606, Attention:
Secretary.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers of the Company and its directors, and persons who own beneficially more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership of common stock of the Company with the SEC, the Nasdaq National Market and the Company. Based solely on a review of the reports and representations provided to the Company by the above-referenced persons, the Company believes that during 1998 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely satisfied. In making these statements, the Company has relied on representations of its directors, officers and greater than ten percent beneficial owners, and copies of reports they have filed with the SEC.


                              STOCKHOLDER PROPOSALS

The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2000 Annual Meeting of stockholders must be received by the Company at its principal executive office, 16761 Hale Avenue, Irvine, CA
92606, no later than February 3, 2000, if such proposals are to be considered for inclusion in the Company's proxy statement for the 2000 Annual Meeting of stockholders. Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

                                            By Order of the Board of Directors

                                            /S/ RICHARD L. LITTLE
                                            ----------------------------------
                                            Richard L. Little
                                            Secretary

                                ALYN CORPORATION

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 1999



        The undersigned hereby appoints Robert L. Burr and Arne van Roon, and each of them, with full power of substitution, proxies to vote all shares of common stock, $.001 par value, of Alyn Corporation, a Delaware corporation (the "Company"), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 16761 Hale Avenue, Irvine, California 92606, on December 16, 1999, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.


THE  BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  VOTES  "FOR"  EACH OF THE
FOLLOWING:




1.    Election of Directors.

      /_/  FOR                                     /_/  WITHHOLD

         ROBERT L. BURR      ARNE VAN ROON         ROBIN A. CARDEN
         HARRY EDELSON       DAVID J. EDWARDS      MICHAEL MARKBREITER

      For, except vote withheld for the following nominee(s):

      _______________________________________________________


2.    Approval of 1999 Stock Incentive Plan.

      /_/   FOR                /_/  AGAINST             /_/  ABSTAIN

3. Other Matters: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

      /_/   FOR                /_/  AGAINST             /_/  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO TAKING OF A VOTE ON THE MATTERS HEREIN.

                                        Date:___________________________________


                                        ________________________________________
                                               Signature (title, if any)


                                        ________________________________________
                                              Signature (if held jointly)


                                        NOTE:  Please  print  and sign your name
                                        exactly  as  it  appears  hereon.   When
                                        signing as  attorney,  agent,  executor,
                                        administrator,   trustee,   guardian  or
                                        corporate  officer,   please  give  full
                                        title as such.  Each joint owner  should
                                        sign the Proxy. If a corporation, please
                                        sign as full corporate name by president
                                        or authorized officer. If a partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.